SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2008

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadow Way, Suite 400, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (904) 737-1367

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 — Entry into a Material Definitive Agreement.

On December 4, 2008, ParkerVision (the “Company”) entered into a product and market development agreement (the “Agreement”) with LG Innotek Co., Ltd. (“LGIT”), a division of LG Group.  The Company issued a press release dated December 4, 2008, a copy of which is attached as Exhibit 99.1, announcing this Agreement and that a conference call is to be held at 9am EST on December 8, 2008 to further discuss the announcement.

Under the terms of the Agreement, ParkerVision and LGIT will work cooperatively to develop and market LGIT RF System-In-Package modules that incorporate ParkerVision’s patented RF integrated circuits for the reception, transmission and power amplification of RF carrier signals.  ParkerVision will supply LGIT with integrated circuits as tested, unpackaged dies under a supply agreement between the parties, the terms of which will be finalized as part of the program plan.

LGIT intends to sell the RF modules to existing and new customers for commercial HEDGE mobile handset and datacard applications.  HEDGE applications incorporate support for GSM, EDGE, WCDMA, and HSPA waveform standards, addressing 3G as well as legacy 2G and 2.5G applications.

Item 9.01 — Financial Statement and Exhibits

99.1	Press release of the Company dated December 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2008		PARKERVISION, INC.

	By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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